EXHIBIT 11.1

                        SEACOR SMIT INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                        (IN THOUSANDS, EXCEPT SHARE DATA)


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


                                                                         Three Months Ended           Nine Months Ended
                                                                          September 30,                  September 30,
                                                                  -------------------------      --------------------------
                                                                   1997          1996              1997          1996
                                                                  -----------   -----------      ------------  ------------

EARNINGS PER COMMON SHARE - ASSUMING NO
     DILUTION, AS ADJUSTED FOR COMMON STOCK
     EQUIVALENTS (a)                                             $       1.95 $        0.71    $        6.69 $        2.03

Weighted average shares outstanding                                13,824,101    13,074,963       13,867,568    10,923,340
Shares issuable from assumed conversion of common
     stock equivalents (a)                                            243,931       258,598          234,630       243,339
                                                                 ------------ -------------    -------------  ------------
       Weighted average shares outstanding, as adjusted            14,068,032    13,333,561       14,102,198    11,166,679
                                                                 ============ =============    =============  ============

EARNINGS PER COMMON SHARE - ASSUMING
     FULL DILUTION                                               $       1.72 $        0.71     $       5.86  $       1.87

Weighted average shares outstanding                                13,824,101    13,074,963       13,867,568    10,923,340
Shares issuable from assumed conversion of common
     stock equivalents                                                250,836       268,646          250,836       268,646
Shares issuable from assumed conversion of
     6.0% Convertible Subordinated Notes                                   -              -                -     1,437,384
Shares issuable from assumed conversion of
     2.5% Convertible Subordinated Notes                                   -          3,405                -       105,568
Shares issuable from assumed conversion of
     5-3/8% Convertible Subordinated Notes                          2,844,695             -        2,844,695             -
                                                                 ------------  ------------     ------------  ------------
       Weighted average shares outstanding, as adjusted            16,919,632    13,347,014       16,963,099    12,734,938
                                                                 ============  ============     ============  ============
NET INCOME FOR EARNINGS PER COMMON
     SHARE COMPUTATION :
Net income for earnings per common share
     computation-- assuming no dilution                          $     27,453 $       9,448     $     94,314  $     22,687
     Interest on 6.0% Convertible Subordinated Notes,
       net of income tax effect                                             -             -                -         1,078
     Interest and debt discount on 2.5% Convertible
       Subordinated Notes, net of income tax effect                         -             -                -            74
     Interest on 5-3/8% Convertible Subordinated Notes,
       net of income tax effect                                         1,711             -           5,080              -
Net income for earnings per common share                         ------------  ------------     ------------- ------------
     computation-- assuming full dilution, as adjusted           $     29,164 $       9,448     $     99,394  $     23,839
                                                                 ============  ============     ============= ============
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(a)     This computation is submitted in accordance with Regulation S-K item
        601(b)(11). For the periods noted, it is contrary to APB Opinion No. 15 as per footnote to paragraph 14 which does not require the inclusion of common stock equivalents in the earnings per share calculation if the dilutive effect is less than 3%.